Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brightcove Inc. 2014 Stock Option Inducement Plan and the Brightcove Inc. 2012 Stock Incentive Plan of our report dated March 5, 2013, with respect to the consolidated financial statements of Brightcove Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Boston, Massachusetts

January 31, 2014